Exhibit 7.04


                       THOMAS H. LEE EQUITY FUND VI, L.P.
                      THOMAS H. LEE PARALLEL FUND VI, L.P.
                    THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
                        c/o Thomas H. Lee Partners, L.P.
                         100 Federal Street, 35th Floor
                                Boston, MA 02110


                                                     March 28, 2008


Silver Point Capital Offshore Fund, Ltd.
Silver Point Capital Fund, L.P.
2 Greenwich Plaza
Greenwich, CT 06830

Ladies and Gentlemen:

In connection with the closing of the transactions contemplated by that certain Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MoneyGram International, Inc. and the several Investors party thereto (the "Agreement"), THL (as defined in the Agreement) and Silver Point Capital Offshore Fund, Ltd. and Silver Point Capital Fund, L.P. (collectively "you" or "Silver Point") hereby agree as provided below. As noted below, THL is selling securities to Silver Point in accordance with Section 4.5(a)(z) of the Agreement and the definition of "Permitted Transferee" under the Shareholders Agreement (as defined below). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

     1. Purchase and Sale of Shares. THL hereby agrees to sell to Silver Point and Silver Point agrees to purchase from THL as specified on Exhibit C an aggregate of 10,000 shares of Series B Preferred Stock for a price of $1,000 per share in cash. Of such shares, 2,500 shall be purchased by Silver Point Capital Fund, L.P. and 7,500 shall be purchased by Silver Point Capital Offshore Fund, Ltd. Such sale and purchase shall occur on the date hereof.

     2. Proxy. Silver Point hereby appoints Thomas H. Lee Equity Fund VI, L.P. (the "THL Representative") as proxy (thereby revoking any and all former proxies), with the full power of substitution, and hereby authorizes the THL Representative to appear at any meeting of stockholders of the Company and to vote all of the Series B Preferred Shares acquired hereunder, and any shares into which such shares are converted (collectively, the "Shares"), in such manner as the other Series B Preferred Shares, and any shares into which such shares are converted, held by THL are voted. For the avoidance of doubt, this proxy includes consenting to or approving actions under the Shareholders Agreement, provided, that such actions or consents do not conflict with the terms herein and provided further that THL will not consent to an amendment to the Shareholders Agreement that adversely affects Silver Point disproportionately vis-a-vis the other THL parties without Silver Point's consent, which consent shall not be unreasonably withheld, conditioned or delayed. This proxy shall be coupled with an interest and shall be irrevocable, unless revocation is consented to by THL, and shall automatically terminate on the tenth anniversary of the date hereof.

     3. Co-Exit Rights. Silver Point and THL agree that the Shares may not be sold or Transferred by Silver Point, other than as provided in the following sentence. In the event that THL sells or Transfers any Series B Preferred Stock or shares into which such shares are converted to an unaffiliated third party, then Silver Point shall, and shall have a right to, sell or Transfer, in the same transaction and on the same terms and conditions, a number of Shares equal to the number of shares being sold or Transferred by THL multiplied by the Applicable Percentage. For purposes hereof, the Applicable Percentage shall be 2.062%, provided, however, if THL or its affiliates acquire additional shares of Series B Preferred Stock, the Applicable Percentage shall be adjusted, with the resulting Applicable Percentage being equal to the total number of shares of common stock that have been received or may be received upon conversion of the Series B Preferred Shares held by Silver Point divided by the total number of shares of common stock that have been received or may be received upon conversion of the Series B Preferred Shares held by THL and its affiliates. THL shall provide Silver Point with as much notice of any such sale or Transfer as is practical in the circumstances and Silver Point agrees to take all commercially reasonable actions to allow such sale or Transfer to take place in a timely manner. Certificates representing the Shares may contain a legend referring to the transfer restrictions contained herein. In the event of any conflict between this letter agreement and the Shareholders Agreement referred to in Exhibit B hereto, as between THL and Silver Point, this letter agreement shall supersede the Shareholders Agreement and govern the rights and obligations of THL and Silver Point, as between each other.

     4. Joinders. Silver Point acknowledges that it shall be subject to the Registration Rights Agreement as a Holder (as defined therein) thereunder and agrees to sign the Joinder to such Registration Rights Agreement in the form attached as Exhibit A hereto, and that it shall be subject to the Shareholders' Agreement referred to in Exhibit B hereto as a THL Party and a Shareholder (as defined therein) thereunder and agrees to sign the Joinder to such Shareholders' Agreement in the form attached as Exhibit B hereto.

     5. Sharing of Indemnification Proceeds and Wal-Mart Payments. THL agrees to pay to Silver Point their pro rata share of any recoveries received by THL from the Company for breaches of representations, warranties and covenants made by the Company in the Agreement. Silver Point agrees to be bound as an Investor under that certain letter agreement, dated as of March 17, 2004, by and among the Investors and Wal-Mart

          Stores, Inc., as such agreement may be amended from time to time, in the same manner as THL and, without limiting the foregoing, agrees to make the payments to Wal-Mart Stores, Inc. contemplated by Section 3 of such agreement with respect to the Shares.

     6. Big Boy Waiver. In connection with the sale contemplated by paragraph 1 above, you hereby acknowledge that: (i) THL may be, and you are proceeding on the assumption that THL is, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Information") which is not or may not be known to you and that THL has not disclosed to you; (ii) you are voluntarily assuming all risks associated with the purchase of the Shares and expressly agree that (x) THL has not made, and you disclaim the existence of or your reliance on, any representation by THL concerning the Company or, except as set forth in this letter agreement, the Shares and (y) you are not relying on any disclosure or non-disclosure made or not made by THL or its affiliates, or the completeness thereof, in connection with or arising out of the purchase of the Shares, and therefore have no claims against THL or its affiliates with respect thereto; (iii) if any such claim may exist, you, recognizing your disclaimer of reliance and THL's reliance on such disclaimer as a condition to entering into this transaction, covenant and agree not to assert it against THL or any of THL's officers, directors, shareholders, partners, representatives, agents or affiliates; and (iv) THL shall have no liability, and you waive and release any claim that you might have against THL or its officers, directors, shareholders, partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on any such person's, possession or nondisclosure to you of the Information. You further represent and acknowledge that: (i) Silver Point is a sophisticated institutional investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933), with sufficient knowledge and experience in investment transactions of this type to evaluate the merits and risks of this transaction; (ii) it is acquiring the Securities solely for its own account; (iii) Silver Point is able to bear the risk of loss of its investment in its entirety; and (iv) THL is relying upon such acknowledgement and representation as a condition to entering into this transaction.

     7. Seller Representations. Each of the THL entities party hereto hereby represents and warrants to Silver Point that:

          a. Existence; Authority; Enforceability. Such party has the power and authority to enter into this letter agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this letter agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This letter agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

          b. Absence of Conflicts. The execution and delivery by such party of this letter agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party's assets or operations are bound or affected, including the Agreement; or (c) violate any law applicable to such party.

          8. Miscellaneous. This letter agreement, together with the Registration Rights Agreement and the Shareholders' Agreement, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supercedes any prior or contemporaneous agreements relating thereto. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws. This agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument. In the event that any provision of this letter agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm your agreement and acceptance of the foregoing by signing below where indicated and returning a signed copy to the undersigned.


                                     Very truly yours,


                                     THOMAS H. LEE EQUITY FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC,
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Seth Lawry
                                         --------------------------------------
                                         Name: Seth Lawry
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Seth Lawry
                                         --------------------------------------
                                         Name: Seth Lawry
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Seth Lawry
                                         --------------------------------------
                                         Name: Seth Lawry
                                         Title: Managing Director



              [Signature Page to Silver Point Purchase Agreement]

Confirmed and agreed to this
28th day of March, 2008.



                                     SILVER POINT CAPITAL FUND, L.P.

                                     By: Silver Point Capital, L.P.
                                     Its Investment Manager

                                     By: /s/ Richard Petrilli
                                         --------------------------------------
                                     Name: Richard Petrilli
                                     Title: Authorized Signatory



                                     SILVER POINT CAPITAL OFFSHORE FUND, LTD.

                                     By: Silver Point Capital, L.P.
                                     Its Investment Manager

                                     By: /s/ Richard Petrilli
                                         --------------------------------------
                                     Name: Richard Petrilli
                                     Title: Authorized Signatory













               [Signature Page to Silver Point Purchase Agreement]

                                    Exhibit C
                                    ---------


----------------------------------------  ------------  ------------  ----------------------------------------  -------------
                                                         NUMBER OF
                                            ORIGINAL       SHARES                                                  REVISED
ENTITY                                     ALLOCATION   TRANSFERRED                  TRANSFEREE                  ALLOCATION
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Thomas H. Lee Equity Fund VI, L.P.        275,699.857     2,500.000   Silver Point Capital Fund, L.P.            267,106.397
                                                        ------------  ----------------------------------------  -------------
                                                          6,093.460   Silver Point Capital Offshore Fund, Ltd.
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Thomas H. Lee Parallel Fund VI, L.P.      186,689.275     1,406.540   Silver Point Capital Offshore Fund, Ltd.   180,870.241
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Silver Point Capital Fund, L.P.                   0.0                                                              2,500.000
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Silver Point Capital Offshore Fund, Ltd.          0.0                                                              7,500.000
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
